NEITHER THIS NOTE NOR ANY SECURITIES THAT MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE AND ANY SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS THE HOLDER DEMONSTRATES TO THE ISSUER'S SATISFACTION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$ 136, 373 00/100 March 28, 2006

1. **Obligation to Repay Principal Amount and Interest.** For value received, ZipGlobal Holdings, Inc. a Delaware Corporation (the "Payee" or "the Company"), hereby promises to pay to Hio Ting Ieong, (the "Noteholder"), the total aggregate principal amount set forth above, payable as set forth below (the "Maximum Principal Amount") together with interest from the date hereof on the unpaid principal amount (as defined below), from time to time outstanding, at a rate of 8% per annum. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts. The Note Amount, plus all interest accrued thereon, shall be due and payable within one (1) year from the date of such loan amount. All payments hereunder shall be applied first to interest then to principal.

2. **Prepayment.** The Noteholder will have the right to prepay all or any portion of the unpaid Principal Amount and any accrued but unpaid interest thereon at any time or from time to time prior to the conversion hereof, without premium or penalty. Any prepayments hereunder shall be applied as designated by the Noteholder, or, in the absence of such designation, to accrued interest first.

3. **Conversion.**

(a) At any time on or prior to the Maturity Date, each dollar amount of the unpaid Principal Amount and any interest owed with respect thereto (collectively, the "Conversion Amount") may be converted into 272, 746 duly authorized, validly-issued, fully-paid and non-assessable share of common stock of the Company's ("Common Stock").

(b) If at any time prior to conversion of the Conversion Amount into Common Stock the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or make any dividend or other distribution upon any stock of the Company payable in Common Stock or securities exercisable for or convertible into shares of Common Stock, the applicable dollar amount by which the Conversion Amount is divided pursuant to Section 4(a) above (such applicable dollar amount, the "Conversion Price") in effect immediately prior to such subdivision, dividend or distribution shall be proportionately reduced, and in case at any

9. **GOVERNING LAW.** THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO PRINCIPLES OF CHOICE OF LAW).

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

ZipGlobal Holdings, Inc.
A Delaware Corporation

By: Michael Lee 3/28/06
Michael Lee
President